UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2006

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

14333 Proton Drive., Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by XFormity Technologies, Inc., a Colorado corporation (the "Company"):

a.

On May 19, 2006, the Company issued an aggregate of 4,166,665 shares of common stock to a group of previous investors that the Company collectively refers to as the Consortium Members.

In 2004, the Consortium Members each invested $100,000 in XFormity, Inc., the Company’s wholly-owned subsidiary, as working capital for general use and in conjunction with the development of a “back of the house” (“Everest”) financial reporting software to be named Everest. In consideration of the investment, each Consortium Member received 130,001 shares of common stock as well as certain credits against future Everest billings, as each Consortium Member expected to be an end user of the product. The development of Everest was never completed.  Although the Company was under no further obligation under the agreements, in order to resolve any and all potential claims that the Consortium Members might have asserted against the Company arising out of their initial investment and the failure of the Everest development  program, the Company offered each of the Consortium Members, in the alternative,  either (i) an aggregate of 833,333 shares of common stock or (ii) credits against future billings for use of the Company’s QSRx software,  in consideration of a full release of all claims. Five of the seven Consortium Members elected to receive the shares, and two of the Consortium Members elected to accept the credit against future billings.

b.

The Securities were issued to nine persons who were the principals of five (5) Consortium Members, each of whom qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").  There were an aggregate of nine accredited investors who participated in the offering.

c.

The offering has consisted of an aggregate of 4,166,665 shares of common stock.  In the offering, the Company paid no fees or commissions to persons who served as placement agents.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  Each of the investors in the offering qualified as an "accredited investor".  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. The shares were “restricted securities” within the meaning of Rule 144 under the Securities Act and the certificated evidencing same bore the Company’s customary restrictive legend. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with an opportunity to investigate all aspects of our business, including providing each investor with an opportunity to review our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

f.

Not  applicable.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: June 5, 2006	/s/ Chris Ball Chris Ball, CEO

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